	Investor Contact:	Randy Atkinson
(954) 308-7639
randalatkinson@spherion.com

	Media Contact:	Lesly Cardec
FOR IMMEDIATE RELEASE		(800) 422-3819
leslycardec@spherion.com

SPHERION ANNOUNCES FOURTH QUARTER 2009 FINANCIAL RESULTS

     FORT LAUDERDALE, Fla., February 3, 2010 — Spherion Corporation (NYSE: SFN) today announced financial results for the fourth quarter and fiscal year ended December 27, 2009.

     Spherion president and CEO Roy Krause commented, “We are pleased with the Company’s fourth quarter operating performance. Revenues increased by more than 8% from the prior quarter and adjusted EBITDA, as a percentage of revenue, exceeded 3% for the quarter. We are optimistic that our business is well positioned for organic growth and EBITDA margin expansion as the economic recovery continues.”

FINANCIAL HIGHLIGHTS

  Fourth quarter 2009 revenues were $456 million, compared with $508 million last year.
  Earnings from continuing operations in the fourth quarter were $0.2 million, or $0.00 per share, compared with a loss of $126.2 million, or $2.45 per share, in the prior year.
  Adjusted earnings from continuing operations (defined below) in the fourth quarter were $3.2 million, or $0.06 per share, compared with adjusted earnings in the same prior year period of $0.8 million, or $0.02 per share.
  Adjusted EBITDA (defined below) in the fourth quarter was $14.8 million, or 3.2% of revenues, compared with $9.0 million, or 1.8% of revenues, in the prior year.
  Revenues for the full year 2009 were $1.7 billion compared with $2.2 billion for 2008. Adjusted earnings from continuing operations for the full year 2009 were $0.2 million, or $0.00 per share, compared with earnings of $12.6 million, or $0.24 per share, for 2008. Adjusted EBITDA for 2009 was $34.0 million compared with $54.6 million for 2008.
  Net debt was $5.6 million at the end of 2009, compared with $31.7 million at the end of 2008. Availability under the credit facility was $103.0 million as of the end of December.

     Krause continued, “Our focused operating approach and expanded Professional Services business mix helped us achieve our adjusted EBITDA goal of 2.0% for the 2009 year. This level of EBITDA return is almost double the level achieved during the last economic downturn. The acquisition of Tatum announced earlier this week provides additional high margin professional services that will provide us the opportunity to accelerate our growth and operating leverage.”

FOURTH QUARTER OPERATING PERFORMANCE

     Within Professional Services, fourth quarter revenues were down 18.6% compared with the same prior year period, and were up 4.3% from the third quarter. Gross profit margins in fourth quarter 2009 were 27.9% compared with 26.8% in the third quarter. SG&A was up 4.2% sequentially compared with the third quarter and represented 22.3% of revenues this quarter, compared with 22.4% in the third quarter. Segment operating profit was $9.2 million, or 5.5% of revenues, compared with $7.1 million, or 3.4% of revenues, last year and $7.0 million in the third quarter, or 4.4% of revenues.

     Year over year revenues in Staffing Services for the quarter were down 4.5% compared with the same period last year, and up 11.0% compared with the third quarter. Gross profit margins were 15.5% in fourth quarter 2009 compared with 14.9% in the third quarter. SG&A expenses as a percentage of revenues were 14.3% in fourth quarter 2009 compared with 14.8% in the third quarter. Segment operating profit was $3.4 million, or 1.2% of revenues, compared with $0.8 million, or 0.2% of revenues, last year and $0.2 million last quarter, or 0.1% of revenues.

OTHER ITEMS

     The Company recorded restructuring and other charges during the quarter of $2.0 million ($1.2 million after tax or $0.02 per share) related primarily to adverse developments in a prior year legal matter and severance costs related to cost savings initiatives. Additionally, the Company partially wrote down the value attributed to the Todays Office Professionals tradename. The intangible impairment charge of $2.9, million ($1.8 million after tax or $0.03 per share) resulted from the planned 2010 movement of certain larger accounts historically serviced by Todays to the Company’s Spherion branded staffing operation.

     The Company purchased 550,951 shares of its common stock during the fourth quarter of 2009 at an average price of $5.77 per share under the Board of Directors’ authorization to offset the dilution of employee benefit plans.

OUTLOOK

     Revenues per day in January were about 5% lower than during the fourth quarter, consistent with a normal seasonal pull back in our industry. On a year over year basis, revenues per day in January were about flat compared with January 2009. However, Professional Services revenues per day were up about 1% compared with the fourth quarter and up about 2% compared with January 2009.

INVITATION TO CONFERENCE CALL

     Management will host its conference call February 4, 2010 at 9:00 a.m. Eastern time to discuss information contained in this release and to discuss its previously announced acquisition of Tatum, LLC. Management will also discuss information related to that acquisition in a Power Point presentation posted in the Investor Relations section, Presentations page, of our website www.spherion.com.    The call may be accessed in one of the following ways:

Via the Telephone:

Please dial 1-(800) 230-1766

The conference call leader is Roy Krause

The pass code: Spherion Earnings Call

Via the Internet:

You may access the call via the Internet through the Company’s Web site: www.spherion.com.

Replay:

A replay of the call will be available one hour after the live call has ended. You may listen to the replay of the call over the Internet through www.spherion.com.

ABOUT SPHERION

     Spherion Corporation (NYSE:SFN) is a strategic workforce solutions company that provides recruiting, staffing, consulting and outsourcing specialties to meet the evolving needs of companies and job candidates. As an industry pioneer for more than 60 years, Spherion has sourced, screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs.

     With approximately 575 locations in the United States and Canada, Spherion delivers strategic workforce solutions that improve business performance. Spherion provides its services to approximately 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations. Employing more than 160,000 people annually through its network, Spherion is one of North America’s largest employers providing general staffing, technology services, professional services and outsourcing. To learn more, visit www.spherion.com.

     This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition – our business operates in highly competitive markets with low barriers to entry and we may be unable to compete successfully against existing or new competitors; Economic conditions – any further significant economic downturn could result in less demand from customers and lower revenues; Customers – a loss of customers may result in a material impact on our results of operations; Debt and debt compliance – market conditions and failure to meet certain requirements could impact the amount of availability we may borrow under our revolving lines of credit and the cost of our borrowings; Corporate strategy – we may not achieve the intended effects of our business strategy; Termination provisions - certain customer contracts contain termination provisions and pricing risks; Failure to perform – our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Acquisitions – managing or integrating past and future acquisitions may strain our resources; Business interruptions – natural disasters or failures with hardware, software or utilities could adversely affect our ability to complete normal business processes; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Personnel - our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Litigation – we may be exposed to employment–related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; Government Regulation - government regulation may significantly increase our costs; International operations – we are subject to business risks associated with our operations in Canada, which could make those operations significantly more costly; and Common stock – the price of our common stock may fluctuate significantly, which may result in losses for our investors. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.

     Spherion Corporation prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Adjusted earnings from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges. Items excluded from the calculation of adjusted earnings from continuing operations include restructuring and other charges related to cost reduction initiatives, impairment of goodwill and other intangibles, and adjustments to tax valuation allowances. Adjusted EBITDA from continuing operations is a non-GAAP financial measure which excludes interest, restructuring and other charges, taxes, impairment of goodwill and other intangibles, depreciation and amortization from earnings from continuing operations. Adjusted earnings and adjusted EBITDA from continuing operations are key measures used by management to evaluate its operations. Adjusted earnings and adjusted EBITDA from continuing operations should not be considered measures of financial performance in isolation or as an alternative to net earnings (loss) from continuing operations or net earnings (loss) as determined in the Statement of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies. This measure has material limitations. Items excluded from adjusted earnings from continuing operations are significant components in understanding and assessing financial performance.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 27,	December 28,
	2009	2008
Revenues(1)	$455,634	$507,541
Cost of services	364,379	402,440
Gross profit(2)	91,255	105,101
Selling, general and administrative expenses	81,765	101,425
Goodwill and intangible asset impairment	2,900	149,793
Amortization of intangibles	1,635	2,018
Interest expense	1,413	806
Interest income	(42)	(87)
Restructuring and other charges	2,022	9,487
	89,693	263,442

Earnings (loss) from continuing operations before income taxes	1,562	(158,341)
Income tax (expense) benefit	(1,383)	32,134

Earnings (loss) from continuing operations	179	(126,207)
Loss from discontinued operations, net of tax	(5)	(34)
Net earnings (loss)	$174	$(126,241)

Earnings (loss) per share, Basic and Diluted:
Earnings (loss) from continuing operations	$-	$(2.45)
Loss from discontinued operations	-	(0.00)
	$-	$(2.45)

Weighted-average shares used in computation of earnings (loss) per share:
Basic	51,174	51,482
Diluted	53,044	51,482

(1) Includes sales of all company-owned and franchised offices and royalties on sales of area-based franchised offices.

(2) Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers' compensation, benefits, billable expenses and other direct costs.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Twelve Months Ended
	December 27,	December 28,
	2009	2008
Revenues(1)	$1,710,880	$2,189,156
Cost of services	1,371,735	1,707,153
Gross profit(2)	339,145	482,003
Selling, general and administrative expenses	325,688	448,615
Goodwill and intangible asset impairment	2,900	149,793
Amortization of intangibles	6,514	8,142
Interest expense	4,126	5,703
Interest income	(173)	(407)
Restructuring and other charges	7,091	11,427
	346,146	623,273

Loss from continuing operations before income taxes	(7,001)	(141,270)
Income tax benefit	1,077	26,713

Loss from continuing operations	(5,924)	(114,557)
Loss from discontinued operations, net of tax	(404)	(3,932)
Net loss	$(6,328)	$(118,489)

Loss per share, Basic and Diluted:(3)
Loss earnings from continuing operations	$(0.11)	$(2.14)
Loss from discontinued operations	(0.01)	(0.07)
	$(0.12)	$(2.22)

Weighted-average shares used in computation of loss per share:
Basic	51,810	53,490
Diluted	51,810	53,490

(1)	Includes sales of all company-owned and franchised offices and royalties on sales of area-based franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers' compensation, benefits, billable expenses and other direct costs.

(3)	Loss per share amounts are calculated independently for each component and may not add due to rounding.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share data)

	December 27,	December 28,
Assets	2009	2008
Current Assets:
Cash and cash equivalents	$8,034	$7,601
Receivables, less allowance for doubtful accounts of $2,261 and $2,978, respectively	228,180	269,203
Deferred tax asset	10,236	11,198
Other current assets	11,430	14,430
Total current assets	257,880	302,432
Property and equipment, net of accumulated depreciation of $140,985
and $128,323 respectively	49,737	67,269
Deferred tax asset	135,695	132,412
Goodwill, trade names and other intangibles, net	58,237	65,856
Other assets	22,042	16,412
	$523,591	$584,381

Liabilities and Stockholders' Equity
Current Liabilities:
Current portion of long-term debt and revolving lines of credit	$12,352	$37,699
Accounts payable and other accrued expenses	57,403	67,638
Accrued salaries, wages and payroll taxes	46,381	49,888
Accrued insurance reserves	19,037	20,145
Accrued income tax payable	806	1,236
Other current liabilities	6,399	13,234
Total current liabilities	142,378	189,840
Long-term debt, net of current portion	1,246	1,646
Accrued insurance reserves	14,617	16,912
Deferred compensation	14,702	12,404
Other long-term liabilities	4,692	7,391
Total liabilities	177,635	228,193
Stockholders' Equity:
Preferred stock, par value $0.01 per share; authorized, 2,500,000 shares;
none issued or outstanding	-	-
Common stock, par value $0.01 per share; authorized, 200,000,000; issued
65,341,609 shares	653	653
Treasury stock, at cost, 15,896,160 and 13,860,739 shares, respectively	(113,421)	(106,500)
Additional paid-in capital	853,516	850,653
Accumulated deficit	(398,210)	(391,882)
Accumulated other comprehensive income	3,418	3,264
Total stockholders' equity	345,956	356,188
	$523,591	$584,381

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 27,	December 28,	December 27,	December 28,
	2009	2008	2009	2008
Adjusted earnings from continuing operations	$3,176	$820	$160	$12,587

Adjustment of tax valuation allowance	-	-	-	1,064

Impairment of goodwill and other intangibles, net of tax benefit	(1,766)	(121,249)	(1,766)	(121,249)

Restructuring and other charges, net of tax benefit	(1,231)	(5,778)	(4,318)	(6,959)

Earnings (loss) from continuing operations	179	(126,207)	(5,924)	(114,557)

Loss from discontinued operations, net of tax	(5)	(34)	(404)	(3,932)

Net earnings (loss)	$174	$(126,241)	$(6,328)	$(118,489)

Per share-Diluted amounts (1) :

Adjusted earnings from continuing operations	$0.06	$0.02	$-	$0.24

Adjustment of tax valuation allowance	-	-	-	0.02

Impairment of goodwill and other intangibles, net of tax benefit	(0.03)	(2.36)	(0.03)	(2.27)

Restructuring and other charges, net of tax benefit	(0.02)	(0.11)	(0.08)	(0.13)

Earnings (loss) from continuing operations	-	(2.45)	(0.11)	(2.14)

Loss from discontinued operations, net of tax	-	-	(0.01)	(0.07)

Net earnings (loss)	$-	$(2.45)	$(0.12)	$(2.22)

Weighted-average shares used in computation of earnings (loss) per share	53,044	51,482	51,810	53,490

(1) Earnings (loss) per share amounts are calculated independently for each component and may not add due to rounding.

RECONCILIATION OF ADJUSTED EBITDA TO EARNINGS (LOSS) FROM CONTINUING OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 27,	December 28,	December 27,	December 28,
	2009	2008	2009	2008
Adjusted EBITDA from continuing operations	$14,808	$8,962	$33,964	$54,620

Interest income	42	87	173	407

Interest expense	(1,413)	(806)	(4,126)	(5,703)

Impairment of goodwill and other intangibles	(2,900)	(149,793)	(2,900)	(149,793)

Restructuring and other charges	(2,022)	(9,487)	(7,091)	(11,427)

Depreciation and amortization	(6,953)	(7,304)	(27,021)	(29,374)

Earnings (loss) from continuing operations before income taxes	1,562	(158,341)	(7,001)	(141,270)

Income tax (expense) benefit	(1,383)	32,134	1,077	26,713

Earnings (loss) from continuing operations	$179	$(126,207)	$(5,924)	$(114,557)

Adjusted EBITDA as a percentage of revenue	3.2%	1.8%	2.0%	2.5%

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Twelve Months Ended
	December 27,	September 27,	December 28,	December 27,	December 28,
	2009	2009	2008	2009	2008
Revenues:
Professional Services	$167,857	$160,873	$206,105	$681,686	$930,965
Staffing Services	287,777	259,324	301,436	1,029,194	1,258,191
Segment revenue	$455,634	$420,197	$507,541	$1,710,880	$2,189,156

Gross profit:
Professional Services	$46,755	$43,045	$55,935	$185,401	$272,421
Staffing Services	44,500	38,594	49,166	153,744	209,582
Segment gross profit	$91,255	$81,639	$105,101	$339,145	$482,003

Segment SG&A:
Professional Services	$(37,508)	$(35,995)	$(48,828)	$(158,476)	$(228,614)
Staffing Services	(41,072)	(38,371)	(48,414)	(154,800)	(203,289)
Segment SG&A	$(78,580)	$(74,366)	$(97,242)	$(313,276)	$(431,903)

Segment operating profit (loss):
Professional Services	$9,247	$7,050	$7,107	$26,925	$43,807
Staffing Services	3,428	223	752	(1,056)	6,293
Segment operating profit	12,675	7,273	7,859	25,869	50,100

Unallocated corporate costs	(3,185)	(3,094)	(4,183)	(12,412)	(16,712)
Goodwill and intangible asset impairment	(2,900)	-	(149,793)	(2,900)	(149,793)
Amortization of intangibles	(1,635)	(1,624)	(2,018)	(6,514)	(8,142)
Interest expense	(1,413)	(1,228)	(806)	(4,126)	(5,703)
Interest income	42	41	87	173	407
Restructuring and other charges	(2,022)	(896)	(9,487)	(7,091)	(11,427)

Earnings (loss) from continuing operations before income
taxes	$1,562	$472	$(158,341)	$(7,001)	$(141,270)

MEMO:

Gross profit margin:
Professional Services	27.9%	26.8%	27.1%	27.2%	29.3%
Staffing Services	15.5%	14.9%	16.3%	14.9%	16.7%
Total Spherion	20.0%	19.4%	20.7%	19.8%	22.0%

Segment SG&A:
Professional Services	22.3%	22.4%	23.7%	23.2%	24.6%
Staffing Services	14.3%	14.8%	16.1%	15.0%	16.2%
Total Spherion	17.2%	17.7%	19.2%	18.3%	19.7%

Segment operating profit (loss):
Professional Services	5.5%	4.4%	3.4%	3.9%	4.7%
Staffing Services	1.2%	0.1%	0.2%	(0.1%)	0.5%
Total Spherion	2.8%	1.7%	1.5%	1.5%	2.3%

Segment revenue per billing day:
Professional Services	$2,707	$2,554	$3,324	$2,705	$3,694
Staffing Services	$4,642	$4,116	$4,862	$4,084	$4,993
Total Spherion (1)	$7,349	$6,670	$8,186	$6,789	$8,687

Supplemental Cash Flow and Other Information:
Operating cash flow	$10,508	$(7,822)	$35,477	$41,082	$79,183
Capital expenditures	$286	$303	$1,716	$2,120	$8,935
Depreciation and amortization	$6,953	$6,607	$7,303	$27,021	$29,373
DSO	46	50	49	46	49
Billing Days	62.0	63.0	62.0	252	252

(1) Segment Revenue per billing day is calculated independently for each segment and may not add due to rounding.

SPHERION CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

Three Months Ended				Twelve Months Ended

December 27, 2009		September 27, 2009	December 28, 2008	December 27, 2009	December 28, 2008
Professional Services
Revenues by Skill:
Information Technology	$113,684	$110,584	$130,057	$454,238	$581,331
Finance & Accounting	21,120	20,527	23,385	87,068	107,555
Administration	15,470	14,431	28,659	71,180	123,820
Other	17,583	15,331	24,004	69,200	118,259
Segment Revenues	$167,857	$160,873	$206,105	$681,686	$930,965

Revenues by Service:
Temporary Staffing & Other	$163,103	$156,024	$199,404	$662,263	$882,227
Permanent Placement	4,754	4,849	6,701	19,423	48,738
Segment Revenues	$167,857	$160,873	$206,105	$681,686	$930,965

Gross Profit Margin by Service:
(As % of Applicable Revenues)
Temporary Staffing & Other	25.8%	24.5%	24.7%	25.1%	25.4%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Professional Services	27.9%	26.8%	27.1%	27.2%	29.3%

Revenues per billing day by Skill: (1)
Information Technology	$1,834	$1,755	$2,098	$1,803	$2,307
Finance & Accounting	$341	$326	$377	$346	$427
Administration	$250	$229	$462	$282	$491
Other	$284	$243	$387	$275	$469

Revenues per billing day by Service: (1)
Temporary Staffing & Other	$2,631	$2,477	$3,216	$2,628	$3,501
Permanent Placement	$77	$77	$108	$77	$193

Staffing Services
Revenues by Skill:
Clerical	$175,306	$157,691	$184,267	$645,451	$757,941
Light Industrial	112,471	101,633	117,169	383,743	500,250
Segment Revenues	$287,777	$259,324	$301,436	$1,029,194	$1,258,191

Revenues by Service:
Temporary Staffing & Other	$285,970	$257,975	$299,122	$1,022,954	$1,244,634
Permanent Placement	1,807	1,349	2,314	6,240	13,557
Segment Revenues	$287,777	$259,324	$301,436	$1,029,194	$1,258,191

Gross Profit Margin by Service:
(As % of Applicable Revenues)
Temporary Staffing & Other	14.9%	14.4%	15.7%	14.4%	15.7%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Staffing Services	15.5%	14.9%	16.3%	14.9%	16.7%

Revenues per billing day by Skill: (1)
Clerical	$2,828	$2,503	$2,972	$2,561	$3,008
Light Industrial	$1,814	$1,613	$1,890	$1,523	$1,985

Revenues per billing day by Service: (1)
Temporary Staffing & Other	$4,612	$4,095	$4,825	$4,059	$4,939
Permanent Placement	$29	$21	$37	$25	$54

(1) Segment Revenue per billing day is calculated independently for each segment and may not add due to rounding.